PRICING SUPPLEMENT NO. 40                                         Rule 424(b)(3)
DATED: January 8, 1999                                        File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:                 Floating Rate Notes        Book Entry Notes
$75,000,000                       [x]                        [x]
Original Issue Date:              Fixed Rate Notes           Certificated Notes
January 13, 1999                  [_]                        [_]

Maturity Date:                    CUSIP#: 073928 GM 9
January 16, 2001
Option to Extend Maturity:        No  [x]
                                  Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.40%

--------------------------------------------



NYFS04...:\25\22625\0122\2041\SUP1129K.190

*     2/16/99, 3/16/99, 4/16/99, 5/17/99, 6/16/99, 7/16/99, 8/16/99, 9/16/99,
      10/18/99, 11/16/99, 12/16/99, 1/17/00, 2/16/00, 3/16/00, 3/16/00, 4/17/00,
      5/16/00, 6/16/00, 7/17/00, 8/16/00, 9/18/00, 10/16/00, 11/16/00 and
      12/18/00.

**    2/16/99, 3/16/99, 4/16/99, 5/17/99, 6/16/99, 7/16/99, 8/16/99, 9/16/99,
      10/18/99, 11/16/99, 12/16/99, 1/17/00, 2/16/00, 3/16/00, 3/16/00, 4/17/00,
      5/16/00, 6/16/00, 7/17/00, 8/16/00, 9/18/00, 10/16/00, 11/16/00, 12/18/00
      and 1/16/01.

***   The one-month LIBOR rate on January 11, 1999 plus 40 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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